As filed with the Securities and Exchange Commission on March 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2575858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shattuck Labs, Inc. 2020 Equity Incentive Plan

Shattuck Labs, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Taylor Schreiber, M.D., Ph.D.

Chief Executive Officer

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105-0921 (415) 393-8373	Erin Ator Thomson General Counsel Shattuck Labs, Inc. 500 W. 5th Street, Suite 1200 Austin, TX 78701 (512) 900-4690

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Shattuck Labs, Inc. (the “Registrant”), relating to 1,693,555 shares of its common stock, par value $0.0001 per share (the “Common Stock”), available for issuance pursuant to awards under the Shattuck Labs, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and 423,388 shares of Common Stock issuable under the Shattuck Labs, Inc. 2020 Employee Stock Purchase Plan (the “ESPP” and, together with the 2020 Plan, the “Plans”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on October  19, 2020 (Registration No. 333-249555) and on March  16, 2021 (Registration No. 333-254340), which relate to the Plans, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Shattuck Labs, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 14, 2020 (Commission File No. 001-39593)).

4.2	Amended and Restated Bylaws of Shattuck Labs, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 14, 2020 (Commission File No. 001-39593)).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	2020 Equity Incentive Plan (incorporated by reference from Exhibit 10.9 of the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on October 8, 2020 (Commission File No. 333-248918)).

99.2	2020 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.10 of the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on October 8, 2020 (Commission File No. 333-248918)).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on March 15, 2022.

Shattuck Labs, Inc.

By:	/s/ Dr. Taylor Schreiber
Name:	Dr. Taylor Schreiber
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Taylor Schreiber and Andrew R. Neill, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Dr. Taylor Schreiber	Chief Executive Officer and Director	March 15, 2022
Dr. Taylor Schreiber	(principal executive officer)

/s/ Andrew R. Neill	Chief Financial Officer	March 15, 2022
Andrew R. Neill	(principal financial and accounting officer)

/s/ Dr. George Golumbeski	Chairman of the Board	March 15, 2022
Dr. George Golumbeski

/s/ Helen M. Boudreau	Director	March 15, 2022
Helen M. Boudreau

/s/ Dr. Neil Gibson	Director	March 15, 2022
Dr. Neil Gibson

/s/ Dr. Carrie Brownstein	Director	March 15, 2022
Dr. Carrie Brownstein

/s/ Michael Lee	Director	March 15, 2022
Michael Lee

/s/ Tyler Brous	Director	March 15, 2022
Tyler Brous

4